Exhibit 99

CKF Bancorp, Inc. Announces Earnings for the Three Months Ended September 30,
2004

    DANVILLE, Ky.--(BUSINESS WIRE)--Oct. 13, 2004--CKF Bancorp, Inc. (NASDAQ:CKFB), parent company of Central Kentucky Federal Savings Bank, reported consolidated net earnings of $489,136 for the three months ended September 30, 2004 compared to $402,137 for the three months ended September 30, 2003, an increase of 21.6%. Diluted earnings per share were $.35 for the three months ended September 30, 2004 compared to $.29 diluted earnings per share for the three months ended September 30, 2003.
    Consolidated net earnings for the nine months ending September 30, 2004 were $1,357,364 compared to $1,076,712 for the nine months ended September 30, 2003. Diluted earnings per share were $.97 for the nine months ended September 30, 2004 compared to $.79 diluted earnings per share for the nine months ended September 30, 2003.
    Earnings per share reported are reflective of the Company's two-for-one stock split in the form of a 100% stock dividend, which was payable on December 11, 2003.
    Total assets at September 30, 2004 were $153.0 million compared to $145.0 million at December 31, 2003. Deposits were $118.8 million at September 30, 2004 compared to $121.7 million at December 31, 2003. Stockholders' equity was $16.1 million at September 30, 2004 and $15.1 million at December 31, 2003.
    Central Kentucky Federal Savings Bank's main office is located at 340 W. Main Street, Danville, Kentucky. The Bank also operates two full service branch offices, located in Danville and Lancaster, Kentucky and a loan production office in Nicholasville, Kentucky.


                           CKF BANCORP, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                           September 30, December 31,
     ASSETS                                    2004          2003
                                           ------------- -------------
Cash and cash equivalents                    $3,254,481    $3,792,790
Investment securities                        10,123,788    10,263,830
Federal Home Loan Bank stock                  1,786,300     1,732,900
Loans receivable                            134,511,772   125,774,932
Allowance for Loan Losses                      (644,250)     (615,089)
Other assets                                  4,009,406     4,034,605
                                           ------------- -------------
       Total assets                        $153,041,497  $144,983,968
                                           ============= =============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                   $118,788,311  $121,689,009
Advances from the Federal Home Loan Bank     16,667,502     6,899,835
Other liabilities                             1,533,399     1,327,345
                                           ------------- -------------
        Total liabilities                   136,989,212   129,916,189
         Shareholders' equity                16,052,285    15,067,779
                                           ------------- -------------
        Total liabilities and shareholders'
         equity                            $153,041,497  $144,983,968
                                           ============= =============



             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                          Nine months ended       Three months ended
                            September 30,           September 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Total interest income  $6,356,275  $6,106,203  $2,169,291  $2,004,537

Total interest expense  2,519,303   2,973,125     858,956     916,936
                       ----------- ----------- ----------- -----------
  Net interest income   3,836,972   3,133,078   1,310,335   1,087,601
Provision for losses on
 loans                     45,000      75,000      15,000      15,000
                       ----------- ----------- ----------- -----------

  Net interest income
   after provision for
   losses on loans      3,791,972   3,058,078   1,295,335   1,072,601

Other income              157,982     149,815      57,621      49,660

General, administrative
 and other expense      1,897,814   1,624,085     612,248     528,055
                       ----------- ----------- ----------- -----------

  Earnings before
   income taxes         2,052,140   1,583,808     740,708     594,206

Federal income taxes      694,776     507,096     251,572     192,069
                       ----------- ----------- ----------- -----------

         NET EARNINGS  $1,357,364  $1,076,712    $489,136    $402,137
                       =========== =========== =========== ===========

     EARNINGS PER SHARE

             Basic          $0.99       $0.80       $0.35       $0.30
                       =========== =========== =========== ===========

             Diluted        $0.97       $0.79       $0.35       $0.29
                       =========== =========== =========== ===========

     DIVIDENDS DECLARED
      PER SHARE             $0.54       $0.44       $0.30       $0.24
                       =========== =========== =========== ===========

     WEIGHTED-AVERAGE SHARES
      OUTSTANDING

             Basic      1,372,040   1,346,564   1,384,322   1,358,818
                       =========== =========== =========== ===========

             Diluted    1,392,169   1,368,556   1,405,711   1,384,306
                       =========== =========== =========== ===========

    CONTACT: CKF Bancorp, Inc., Danville
             John Stigall, 859-236-4181
             Fax: 859-236-4363